                                                                  EXHIBIT 10.24
                                                                    [__________]
                                    FORM OF
                         ASSIGNMENT OF RENTS AND LEASES

         THIS ASSIGNMENT made as of the ______________________, by ________
_______________ (the "Lessee") to Capstone Capital Corporation of Pennsylvania, a Pennsylvania corporation (the "Lessor").

                                R E C I T A L S:

         This Assignment is made as additional security for the payment of amounts due or to become due from time to time by Lessee to Lessor in connection with that certain Lease of even date herewith (the "Lease"), and as additional security for the full and faithful performance by Lessee of all obligations pursuant to the Lease and all other obligations pursuant to documents now or hereafter executed by Lessee in connection with the Lease.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, and as an inducement to the Lessor to enter the Lease, Lessee does hereby sell, assign, transfer and set over unto Lessor, its successors and assigns, (a) all of Lessee's interest in and to all leases presently existing or hereafter made, whether written or verbal, or any letting of, or agreement for the use or occupancy of, any part of the property described in Exhibit A attached hereto, and the improvements now or hereafter located thereon, including, without limitation, all the rents, issues, and profits now due and which may hereafter become due under or by virtue of said leases and agreements, and (b) all cash collateral, security deposits, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interests held by Lessee, if any, to secure payment of the Lease obligations.

         Lessee agrees that this Assignment shall cover all future leases, whether written or verbal, or any letting of, or any agreement for the use or occupancy of, any part of said property.

         Except for any lease or grant of purchase money security interests in new items of tangible personal property having an aggregate cost during the Lease term of an amount not to exceed $25,000. Lessee further agrees that it will not assign the rent or any part of the rent of said property, nor collect rents under any leases or other agreements relating to use of any part of the property, for a period further in advance than one (1) month without the written consent of the Lessor, nor take any action that results in the creation of any lien upon or against the property which is the subject of the Lease or any lessee's interest therein.

         Lessee agrees that it has not and will not enter into any lease except for Tenant Leases and except as may otherwise expressly permitted by the Lease.

         Lessee further agrees that this Assignment is to remain in full force and effect until such time as the Lease obligations are paid in full.

         Although it is the intention of the parties that this instrument be a present assignment, it is expressly understood and agreed by Lessee and Lessor that said Lessee reserves, and is entitled to collect, said rents, income and profit upon, but not more than one (1) month in advance of, their accrual under the aforesaid leases, and to retain, use and enjoy the same unless and until the occurrence of an Event of Default beyond any applicable cure period pursuant to (and as defined in) the Lease, or until the violation of any term, condition or agreement of this Assignment which is not cured within thirty (30) days of written notice of such violation from Lessor to Lessee which shall be given and deemed received when sent in the manner set forth in the Lease, each of which shall constitute an "Event of Default" hereunder. Upon an Event of Default beyond any applicable cure period, Lessee's privilege to collect the rents shall automatically terminate.

         Lessee does hereby authorize and empower Lessor to collect directly from the lessees, upon demand, and any Event of Default hereunder, all of the rents, issues and profits now due or which may hereafter become due under or by virtue of any lease, whether written or verbal, or any letting of, or agreement for the use or occupancy of, any part of said property and to take such action, legal or equitable, as may be deemed necessary to enforce payment of such rents, issues and profits. Lessee hereby authorizes and directs the lessees under leases to pay to Lessor all rents and other sums as the same become due, upon notice from Lessor that an Event of Default has occurred hereunder. Any lessee making such payment to Lessor shall be under no obligation to inquire into or determine the actual existence of any Event of Default claimed by Lessor.

         Any amount received or collected by Lessor by virtue of this Assignment shall be applied for the following purposes, but not necessarily in the order named, priority and application of such funds being within the sole discretion of Lessor:

                  (1) to the payment of all necessary expenses for the operation, protection and preservation of the property, including the usual and customary fees for management services;

                  (2) to the payment of taxes and assessments levied and assessed against the property as said taxes and assessments become due and payable;

                  (3) to the payment of premiums due and payable on any insurance policy related to the property;

                  (4) to the payment of Lease obligations; and

                  (5) the balance remaining after payment of the above shall be paid to the Lessee.

Lessee hereby agrees to indemnify Lessor for, and to save it harmless from, any and all liability, loss or damage which Lessor might incur under said leases or by virtue of this Assignment, as a result of any act, or failure to act, prior to Lessor taking possession and from any and all claims and demands whatsoever which may be asserted against Lessor thereunder or hereunder, and, without limiting the generality of the foregoing, covenants that this Assignment shall not operate (prior to Lessor taking possession) to place responsibility for the control, care, management or repair of said property upon Lessor, nor the carrying out of any of the terms and conditions of said leases; nor shall it operate (prior to Lessor taking possession) to make Lessor responsible or liable for any waste committed on the property by the tenants or any other party, or for any negligence in the management, upkeep repair or control of said property resulting in loss or injury or death to any tenant, licensee, invitee, employee, stranger or other person.

         The term "Lease" shall refer to such instrument as it may hereafter be amended by Lessee and Lessor. This Assignment shall be binding upon the Lessee, its successors and assigns, and shall inure to the benefit of Lessor, its successors and assigns.

         LESSEE WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THIS ASSIGNMENT AND ANY OTHER LEASE DOCUMENTS. LESSEE CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LESSOR OR LESSOR'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LESSOR WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF THE JURY TRIAL PROVISION. LESSEE ACKNOWLEDGES THAT LESSOR HAS BEEN INDUCED TO MAKE THE LEASE SECURED HEREBY IN PART BY THE PROVISIONS OF THIS WAIVER.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Lessee has caused these presents to be executed by its duly authorized officer as of the day and year first above written.

                                        ----------------------------------
                                        BY:
                                           -------------------------------
                                        ITS:
                                           -------------------------------

SCHEDULE TO EXHIBIT 10.24 FILED PURSUANT TO INSTRUCTION 2 TO ITEM 601(a) OF REGULATION S-K

                         ASSIGNMENT OF RENTS AND LEASES

      PROJECT                                             PARTIES                                          DATE
      -------                                             -------                                          ----
Bloomsburg, PA       Capstone Capital of Pennsylvania, Inc. and BCC at Bloomsburg, Inc.                   1/31/97

Blakely, PA          Capstone Capital of Pennsylvania, Inc. and BCC at Blakely, Inc.                      1/31/97

Kingston I, PA       Capstone Capital of Pennsylvania, Inc. and BCC at Kingston I, Inc.                   1/31/97

Kingston II, PA      Capstone Capital of Pennsylvania, Inc. and BCC at Kingston II, Inc.                  1/31/97

Mid-Valley, PA       Capstone Capital of Pennsylvania, Inc. and BCC at Mid-Valley, Inc.                   1/31/97

Old Forge, PA        Capstone Capital of Pennsylvania, Inc. and BCC at Old Forge, Inc.                    1/31/97

West View, PA        Capstone Capital of Pennsylvania, Inc. and BCC at West View, Inc.                    1/31/97